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                                                                     Exhibit 2.4

                          AGREEMENT AND PLAN OF MERGER

                            dated as of June 7, 2000

                                 by and between

                     WEBGAIN, INC., a Delaware corporation,

              ZAT Acquisition Corporation, a Delaware corporation,

                       ZAT, INC., an Oregon corporation,

    William J. Leler, and Philip J. Goward, (the "Principal Shareholders"),

                   David R. Clarke, David Shapiro, Ian Ross,
          The Phillip E. Garrison 1996 Revocable Trust Dtd. 11/19/96,
                        Thomas R. Myers, Garry Wiegand,
                          Kent Laursen, Josh Portway,
                         Gerald Wluka and Brian Bucknam
        (together with the Principal Shareholders, the "Shareholders").

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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of June 7, 2000, by and among WebGain, Inc., a Delaware corporation ("WebGain"), ZAT Acquisition Corporation, a Delaware corporation ("Acquisition Subsidiary") ZAT, Inc., an Oregon corporation (the "Company"), William J. Leler and Philip J. Goward (the "Principal Shareholders") and David R. Clarke, David Shapiro, Ian Ross, The Phillip E. Garrison 1996 Revocable Trust Dtd. 11/19/96, Thomas R. Myers, Garry Wiegand, Kent Laursen, Josh Portway, Gerald Wluka and Brian Buckman (together with the Principal Shareholders, the "Shareholders").


                                    RECITALS

     A. Company is in the business of developing Internet application-authoring tools (the "Business").

     B. WebGain and Company desire to merge (the "Merger") Company with and into Acquisition Subsidiary with Acquisition Subsidiary being the surviving corporation (the "Surviving Corporation") of the Merger.

     C. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a purchase transaction.

     NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   AGREEMENT

                                   ARTICLE 1
                                     MERGER

     1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and Oregon Business Corporation Act (the "OBCA"), at the Effective Time (as defined hereinafter), Company will be merged with and into Acquisition Subsidiary, with Acquisition Subsidiary being the Surviving Corporation of the Merger, and the separate corporate existence of the Company shall cease.

     1.2 THE CLOSING. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, CA 94304, concurrently with the execution of this Agreement and the date of the Closing is referred to herein as the "Closing Date."


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      1.3   FILING OF MERGER DOCUMENTS; EFFECTIVE TIME. At the Closing, the
parties shall cause the Merger to be consummated by executing and filing agreements or certificates of merger as contemplated by the DGCL and OBCA in the forms of Exhibit A-1 and A-2 attached hereto, together with any other required certificates (the "Certificates of Merger"), with the Secretary of State of the State of Delaware and Secretary of State of the State of Oregon, in such form as WebGain and the Company reasonably determine is required by and in accordance with the relevant provisions of the DGCL and OBCA. The time upon which such filing is effective in accordance with the DGCL and OBCA shall be referred to herein as the "Effective Time."

      1.4 EFFECT OF MERGER. At the Effective Time, the effect of the Merger shall be as provided in the DGCL and OBCA. Without limiting the generality of the foregoing, at the Effective Time:

            (a) The Certificate of Incorporation and the Bylaws of Acquisition Subsidiary, as in effect immediately prior to the Closing Date, shall become the Certificate of Incorporation of the Surviving Corporation, unless and until amended in accordance with their terms and as provided by law.

            (b) The officers and directors of Acquisition Subsidiary shall become the officers and directors of the Surviving Corporation, each to hold their respective positions in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until his successor is duly elected and qualified.

            (c) All the property rights, privileges, powers and franchises of the Company and the Acquisition Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Acquisition Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

      1.5 TAX AND ACCOUNTING TREATMENT. The parties acknowledge and agree that the Merger contemplated hereby shall be treated as a purchase transaction for accounting purposes. The parties also acknowledge and agree that the Merger is intended to be a reorganization under Section 368(a) of the Code; each party shall use all commercially reasonable efforts to cause the Merger to be treated as a reorganization; and neither party shall take any action which is inconsistent with such treatment. Notwithstanding the foregoing, each party represents that it has received its own tax advice and neither party is relying on tax advice provided by the other party or the other party's counsel concerning the tax treatment of this transaction. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368(g) and 1.368-3(a) of the United States Treasury Regulations.


                                   ARTICLE 2
                              CONVERSION OF STOCK

      2.1 CONSIDERATION; CONVERSION OF STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, and subject to Section 2.3.2, each share of common stock, $0.001 par value per share, of the Company ("Company Stock")


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that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, upon surrender of the certificate formerly representing such share of Company Stock (the "Certificate"), that number of shares of the Class A Common Stock of WebGain, $0.001 par value per share ("WebGain Common Stock"), as equals the Exchange Ratio (the "Stock Consideration"), and a cash amount equal to the quotient obtained by dividing 7,500,000 by the total number of outstanding shares of Company Stock, immediately prior to the Closing (the "Cash Consideration," together with the Stock Consideration. the "Consideration"), provided, however, that any shares of Company Stock that are held in the treasury of the Company or by any subsidiary of the Company immediately prior to the Effective Time shall not be so converted but shall be canceled and retired, and no consideration shall be delivered in exchange therefor. The "Exchange Ratio" shall be equal to the quotient obtained by dividing 9,000,000 by the total number of outstanding shares of Company Stock, immediately prior to the Closing. The Consideration shall be allocated in proportion to the respective ownership percentages of the Company among the holders of Company Stock as of the Closing as set forth on
Schedule 2.1. At the Effective Time any shares of Company Stock held by Company as treasury stock or held by WebGain or Acquisition Subsidiary shall be canceled and no payment shall be made with respect thereto.

     2.2  ADJUSTMENTS FOR CERTAIN DILUTIVE ISSUANCES

          2.2.1 If, during the period commencing on the Effective Date and ending on the five (5) year anniversary of the Effective date, WebGain issues (or is deemed to issue pursuant to Section 2.2.4) shares of Class A Common Stock or shares of any other class of Common Stock ("Additional Shares") to an Independent Investor without consideration or for consideration per share of less than $2.8125 (appropriately adjusted for any stock dividends, splits, recapitalizations or similar events), WebGain shall promptly thereafter issue such number of additional shares of Class A Common Stock (the "Antidilution Adjustment Shares") as is equal to the difference between (i) $25,312,500 divided by the Effective Dilutive Price and (ii) 9,000,000 (appropriately adjusted for any stock dividends, splits, recapitalizations or similar events). In no event shall the number of Antidilution Adjustment Shares exceed 7,000,000 (appropriately adjusted for any stock dividends, splits, recapitalizations or similar events).

               For the purposes of this Agreement the term "Effective Dilutive Price" shall mean the higher of (a) $1.582031 and (b) the quotient obtained by dividing (i) the consideration, if any, received by WebGain as consideration for the Additional Shares by (ii) the number of Additional Shares issued (or deemed to be issued pursuant to Section 2.2.4) in the transaction to an Independent Investor. For the purposes of this Agreement the term "Independent Investor" shall mean any person or entity other than BEA Systems, Inc., a Delaware corporation ("BEA"), Warburg Pincus Equity Partners, L.P., a Delaware limited partnership ("WPEP"), Warburg Pincus Ventures, L.P., a Delaware limited partnership ("WPV"); or any Affiliate of BEA, WPEP or WPV.

               Notwithstanding any other provision herein, for the purposes of this Agreement the term "Additional Shares" shall not include (and the preceding antidilution adjustment shall not apply with respect to) securities issued or issuable: (i) in connection with an


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acquisition, merger, asset purchase or stock purchase (an "Acquisition") where the purpose of such Acquisition is to acquire a business, business division, product or technology line, service group or other substantially similar entity or enterprise; (ii) to employees, consultants, directors or vendors of WebGain directly or pursuant to a stock option plan, stock plan, option agreement or purchase agreement approved by the Board of Directors of WebGain where the primary purpose of such issuance is a purpose other than raising capital; (iii) upon conversion or exercise of convertible shares, convertible notes or options issued by WebGain which are outstanding as of the date hereof, (iv) in connection with joint development agreements, technology licensing agreements, distribution agreements or corporate partnerships approved by the Board of Directors where the primary purpose of such issuance is a purpose other than raising capital; (v) in connection with loan agreements or similar debt financings with commercial lending institutions; (vi) pursuant to stock splits, stock dividends, recapitalizations and the like; (vii) in connection with an initial public offering by WebGain with gross proceeds to WebGain of at least $20,000,000 pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"); or (viii) by way of dividend or other distribution on securities issued pursuant to subsections (i) through
(vii) or this subsection (viii). The Antidilution Adjustment Shares shall be allocated in proportion to the respective ownership percentages of the Company among the holders of Company Stock as of the Closing as set forth on Schedule
2.1. The rights to receive any Antidilution Adjustment Shares pursuant to this Agreement shall terminate upon the earlier of (i) the five (5) year anniversary of the Effective Date; and (ii) the IPO.

          2.2.2 In the case of the issuance of Class A Common Stock or shares of any other Common Stock for issued for cash consideration, for the purposes of this Section 2.2, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

          2.2.3 In the case of the issuance of Class A Common Stock or shares of any other Common Stock issued for consideration in whole or in part other than cash, for the purposes of this Section 2.2, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined in good faith by the Board of Directors irrespective of any accounting treatment.

          2.2.4 In the case of the issuance (whether before, on or after the Effective Date) of (i) options to purchase, or rights to subscribe for, Class A Common Stock or shares of any other Common Stock, (ii) securities by their terms convertible into or exchangeable for Class A Common Stock or shares of any other Common Stock, (iii) options to purchase, or rights to subscribe for, such convertible or exchangeable securities, and (iv) securities by their terms convertible into or exchangeable for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this
Section 2.2:

               (a) The aggregate maximum number of shares of Class A Common Stock or shares of any other Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Class A Common Stock or shares of any other


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Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 2.2.2 and 2.2.3), if any, received by the corporation upon the issuance of such options or rights plus the minimum effective exercise price provided in such options or rights for the Class A Common Stock or shares of any other Common Stock covered thereby.

               (b) The aggregate maximum number of shares of Class A Common Stock or shares of any other Common Stock deliverable upon conversion of or in exchange (to the extent then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 2.2.2 and 2.2.3).

               (c) For avoidance of doubt, the following provisions apply to this Section 2.2, (i) if such options, rights or convertible or exchangeable securities described in this Section 2.2.4 by their terms provide, with the passage of time or otherwise, that additional shares of Class A Common Stock or shares of any other Common Stock are deliverable upon exercise, conversion or exchange, the Antidilution Adjustment Shares, shall, upon such additional shares deliverable upon exercise, conversion or exchange, be recomputed to reflect such change, and (ii) the provisions of Section 2.2 shall survive for the 5 year period after the Effective Date; provided, however, that such provisions shall terminate upon the IPO.

     2.3  EXCHANGE CERTIFICATES.

          2.3.1 Prior to the Closing Date, WebGain shall authorize one or more persons to act or shall itself act as Exchange Agent hereunder (the "Exchange Agent"). Prior to the Closing Date, WebGain shall cause the Exchange Agent to mail to Shareholders a letter of transmittal substantially in the form set forth in Exhibit B ("Letter of Transmittal") and instructions for surrendering their certificates representing Company Stock in exchange for a certificate or certificates representing shares of WebGain Common Stock. Upon surrender of a Company Stock certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by WebGain, the holder of such certificate shall be entitled to receive at the Closing in exchange therefor a certificate representing that number of whole shares of WebGain Common Stock into which the shares of Company Stock theretofore represented by such certificate so surrendered shall have been converted pursuant to the provisions of this Agreement, and the certificate so surrendered shall forthwith be canceled. Except as set forth in Section 2.6, the Cash Consideration shall, at Closing, be wired to the accounts designated in the Letters of Transmittal to the Shareholders in the amounts set forth on Schedule 2.3.1 attached hereto. Except as set forth in Section 2.6, the Stock Consideration shall be delivered promptly after the Closing Date


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to the addresses of the Shareholders set forth in the Letters of Transmittal.
Until surrendered in accordance with the provisions of this Section, each Company Stock certificate shall represent for all purposes shares of WebGain Common Stock. WebGain Common Stock into which Company Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time. If any cash is to be paid and WebGain Common Stock certificates are to be issued in a name other than that in which the Company Stock certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange shall deliver to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of WebGain Common Stock in a name other than that of the registered holder of the certificate so surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          2.3.2 No certificates representing fractional shares of WebGain Common Stock shall be issued upon the surrender or exchange of Company Stock certificates. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of fractional shares, each holder of shares of Company Stock who would otherwise have been entitled to a fractional share of WebGain Common Stock, will receive upon surrender of a Company Stock certificate or certificates, as the case may be, one additional share of WebGain Common Stock.

     2.4 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Stock thereafter on the records of the Company.

     2.5 NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. The amount of cash and the WebGain Common Stock delivered upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Company Stock are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 2.

     2.6 ESCROW. As security for the indemnification obligations set forth in
Article 10, WebGain will deliver to an escrow agent selected by WebGain and reasonably satisfactory to Company (the "Escrow Agent") under an Escrow Agreement in the form attached hereto as Exhibit C dated as of the date hereof by and among WebGain, the Representative and the Escrow Agent (the "Escrow Agreement"), ten percent (10%) of the aggregate number of shares of WebGain Common Stock to be issued and cash representing ten percent (10%) of the Cash Consideration to be paid pursuant to Section 2.1 in respect of Company Stock (the "Escrow Fund"). Such shares and cash shall be held in escrow on behalf of the Shareholders, on a pro rata basis, in accordance with each such Shareholder's percentage ownership ("Pro Rata Portion") of Company Stock immediately prior to the Merger. Such shares ("Escrow Shares") and cash ("Escrow Cash") shall be held as security for the indemnification obligations under Article 10.


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     2.7  OPTIONS. All options and other rights to purchase shares of the
Company's capital stock outstanding immediately prior to the Effective Time shall be (i) cancelled by the Company and the rights thereunder waived by the holders thereof, or (ii) exercised by the holders thereof, WebGain shall not assume any options to purchase shares of the Company's capital stock outstanding immediately prior to the Effective Time.

     2.8 TAXES AND CLOSING COSTS. All transfer, sales and use taxes imposed by any governmental entity or with respect to or as the result of the Merger shall be paid by the Company and accrued prior to the Closing Date. Each party shall bear their own costs in connection with the transactions contemplated hereby.

     2.9 SUPPLEMENTARY ACTION. If, at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Company, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the Company in the name of and on behalf of the Company to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

     2.10 DISSENTER RIGHTS. If holders of any shares of Company Stock (i) are entitled to dissent from the Merger and demand dissenter's rights of any such Company Stock in accordance with the provisions of the OBCA concerning the right of such holders to dissent from the Merger and demand appraisal of their Company Stock or (ii) have properly exercised dissenter's rights with respect to their Company Stock in accordance with Section 60.554 of the OBCA ("Dissenting Holders"), any Company Stock held by a Dissenting Holder as to which dissenter's rights have been so demanded or for which such dissenter's rights have been properly exercised ("Dissenting Rights") shall not be converted as described in Section 2.1, but shall, from and after the Closing, represent only the right to receive such consideration as may be determined to be due to such Dissenting Holder pursuant to the OBCA; provided, however, that each share of Company Stock held by a Dissenting Holder who shall, after the Closing, withdraw his demand for dissenter's rights or lose his right of appraisal with respect to such shares of Company Stock, in either case pursuant to the OBCA, shall not be deemed Dissenting Shares but shall be deemed to be converted, as of the Effective Time, into the right to receive WebGain Common Stock and cash in accordance with Section 2.1 hereof. The Company shall give WebGain (i) prompt notice of any written demands under Section 60.554 of the OBCA with respect to any shares of capital stock of the Company, any withdrawal of any such demands and any other instruments served pursuant to the OBCA and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any demands under Section 60.554 of the OBCA with respect to any shares of capital stock of the Company. The Company shall cooperate with WebGain concerning, and shall not voluntarily make any payments with respect to, or offer to settle or settle, any such demands.



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                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                         AND THE PRINCIPAL SHAREHOLDERS


     Except as specifically set forth in the disclosure schedule delivered by the Company to WebGain on or prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company and the Principal Shareholders jointly and severally represent and warrant to WebGain as follows:

     3.1 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted by the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdictions where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The Company has heretofore delivered to WebGain true and complete copies of the Articles of Incorporation and Bylaws of the Company as currently in effect.

     3.2 CORPORATE AUTHORIZATION AND AUTHORITY. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. This Agreement, and the other Transaction Documents to which it is a party, have been duly authorized and approved by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company (assuming that it has been duly executed and delivered by WebGain), constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion. Each of the Transaction Documents to which the Company is a party, when executed and delivered in accordance with the terms hereof (and assuming that each such Transaction Document has been duly executed and delivered by the other parties thereto), will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

     3.3 GOVERNMENTAL AUTHORIZATION. Except as set forth in Schedule 3.3, the execution, delivery and performance by the Company of this Agreement requires no action by or in respect of, or filing with, any Taxing Authority, agency, or official.

     3.4 EFFECT OF AGREEMENT ON THE COMPANY. Except as set forth in Schedule 3.4, neither the execution and delivery of this Agreement or the Transaction Documents to which it is a party nor the consummation of the transaction contemplated hereby or thereby will (i) result in the



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acceleration, breach or termination of, or the creation in any party of the right to accelerate, terminate, modify, cancel or require any notice under, any material contract, lease, license, instrument or other arrangement, or other material obligation or liability to which the Company is a party or is bound or to which the Company's assets are subject, (ii) conflict with, violate or result in a breach of any provision of the Articles of Incorporation or bylaws of the Company, (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to the Company or by which any of their respective properties or assets is bound or affected, except where such conflict or violation could not reasonably be expected to have a Material Adverse Effect, or (iv) result in the creation of any Lien upon the Company Stock or any assets, tangible or intangible, of the Company.

     3.5  CAPITALIZATION.

          3.5.1 The authorized capital stock of the Company consists of (i) Ten Million (10,000,000) shares of Common Stock, $0.001 par value per share, and (ii) Five Million (5,000,000) shares of Preferred Stock, $0.001 par value per share, of which One Hundred Thousand (100,000) shares are designated Series A Convertible Preferred Stock. Immediately prior to the Effective Time, the outstanding capital of the Company shall consist of (i) Nine Hundred Fifteen Thousand Seventy (915,070) shares of Common Stock. All of the issued and outstanding shares of Common Stock of the Company are held of record by the Shareholders in the amounts set forth opposite each Shareholder's name in
Schedule 3.5.1, free and clear of all Liens. There are no shares of Common Stock held in the Company's corporate treasury.

          3.5.2 The Common Stock outstanding immediately prior to the Effective Time will have been duly authorized and validly issued, is fully paid and non-assessable shares of Common Stock and the holders thereof are not, or will not be, entitled to any preemptive or other similar rights. Except as set forth in this Section 3.5.2 and except as set forth in Schedule 3.5.2, immediately prior to the Effective Time, there will be no outstanding or authorized (i) shares of capital stock or voting securities of the Company,
(ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, stock appreciation, phantom stock, profit participation, or similar rights to acquire from the Company, or similar obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. Immediately prior to the Effective Time, there will be no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Stock. Except as set forth on Schedule 3.5.2, immediately prior to the Effective Time, there will be no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

     3.6 SUBSIDIARIES. The Company does not own, and has never owned, any interest in any corporation or other business entity and, except as set forth in Schedule 3.6, the Company is not a participant, and has never been a participant, in any partnership or any joint venture with any third party.


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     3.7  FINANCIAL STATEMENTS. The Company has delivered to WebGain (i) the unaudited (a) balance sheet for each of the years ended December 31, 1998 and December 31, 1999, (b) related statements of income; (ii) the unaudited (x) Balance Sheet dated as of March 31, 2000 ("Balance Sheet Date"), and (y) related statement of income for the three-month period ended March 31, 2000 (collectively, the "Financial Statements"). Except as set forth on Schedule 3.7, the Financial Statements present fairly, in all material respects, the financial condition of the Company as of such dates and the results of operations of the Company for such periods, include all adjustments that are necessary for a fair, presentation of the information shown, are correct and complete in all material respects, and are consistent with the books and records of the Company (which books and records are true and complete in all material respects). The Financial Statements reflect reserves appropriate and adequate for all material liabilities and reasonably anticipated losses (including appropriate and adequate reserves for inventory, bad debt and accrued liabilities.) The Company has disclosed to WebGain all material facts relating to the preparation of the Financial Statements, including the basis of accounting for affiliated transactions, and the Company has delivered to WebGain complete and correct copies of any letters of representation from the Company to its accountants and any management letters from the accountants to the Company.

     3.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 3.8, since the Balance Sheet Date, the Company has conducted its business in the ordinary course consistent with past practices and, except pursuant to or as specifically contemplated under any Transaction Documents, there has not been any Material Adverse Effect and there is no condition or development or contingency of any kind existing that could reasonably be expected to result in any such Material Adverse Effect in the business or future prospects of the Company. Without limiting the foregoing, except as set forth in Schedule 3.8, since the Balance Sheet Date, there has not been, occurred or arisen:

          (a) any issuance or sale or authorization of the issuance or sale of any shares of capital stock or other securities of the Company or Company Stock relating to shares of capital stock or other securities of the Company.

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any direct or indirect repurchase, redemption, retirement, purchase or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

          (c) any amendment of any material term of any outstanding security of the Company;

          (d) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money, other than in the ordinary course of business, exceeding $10,000;

          (e) any creation or assumption by the Company of any Lien on any material asset of the Company;

          (f) any making of any loan, advance or capital contributions to or investment in any Person;

          (g) any material damage, destruction or other casualty loss affecting the business or assets of the Company not covered by insurance;

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right (direct or indirect, whether alleged, contingent or otherwise), in either case, material to the Company, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices;

          (i) any sale, assignment, transfer or grant of any license or sublicense with respect to any Intellectual Property Right or other intangible asset used in the business of the Company as it is currently conducted or proposed to be conducted;

          (j) any incurrence or payment of any material obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice;

          (k) any change in any method of accounting or accounting practice by the Company;

          (l) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee of the Company, or (iii) change in compensation or other benefits payable to any director, officer or employee of the Company pursuant to any severance or retirement plans or policies thereof;

          (m) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

          (n) any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Company; and

          (o) the Company has not committed in writing or otherwise to any of the foregoing.

     3.9 NO UNDISCLOSED MATERIAL LIABILITIES. There are no material liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and, to the knowledge of the Company and the Principal Stockholders, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          (a) liabilities provided for in the Balance Sheet or disclosed in any notes thereto;

          (b)  liabilities disclosed on Schedule 39; and

          (c) liabilities incurred for accounts payable and any accruals of current liabilities since the Balance Sheet Date in each case in type and amounts which are accrued in the ordinary course of the Company's business.

     3.10 RELATED PARTY TRANSACTIONS. Schedule 3 10 contains a complete list of all transactions and agreements between the Company, on the one hand, and any shareholders, suppliers, customers or other parties ("Related Parties"), on the other hand, where an officer, director, employee or holder of 5% or more of the outstanding equity of such Related Party is an Immediate Family Member of an officer, director, employee or holder of 5% or more of the outstanding capital stock of the Company.

     3.11 MATERIAL CONTRACTS.

          3.11.1 Except as disclosed in Schedule 3.11.1 and except pursuant to or as contemplated under any of the Transaction Documents, the Company is not currently a party to or bound by:

          (a) any lease (whether of real or personal property) providing for annual rentals of $10,000 or more;

          (b) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments by the Company of $5,000 or more or (B) aggregate payments by the Company of $10,000 or more;

          (c) any consulting services, sales, distribution or other similar agreement providing for the sale by the Company of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the Company of $50,000 or more or (B) aggregate payments to the Company of $100,000 or more;

          (d) any partnership; joint venture or other similar agreement or arrangement;

          (e) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

          (f) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement (A) with an aggregate outstanding principal amount not exceeding $10,000 and (B) which may be prepaid on not more than 30 days notice without the payment of any penalty;

          (g) any license, franchise or similar agreement that provides for either (A) annual payments to or from the Company of $10,000 or more or (B) aggregate payments to or from the Company of $10,000 or more;

          (h) any agency, dealer, sales representative, marketing or other similar agreement for that provides for either (A) annual payments by the Company of $25,000 or more or (B) aggregate payments by the Company of $50,000 or more;

          (i) any agreement that limits the freedom of the Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company;

          (j) any agreement with any other Person directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of any Affiliate;

          (k) any agreement with any director, officer or employee of the Company or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange
Act) of any such director, officer or employee;

          (l) any other agreement, commitment, arrangement or plan whether or not made in the ordinary course of business that is material to the Company, taken as a whole; or

          (m) any agreement under which the consequences of a default or termination would have a Material Adverse Effect.

          3.11.2 The Company has paid in full all amounts due and required to be paid as of the date hereof under each agreement identified in Schedule
3.11.1 (a "Material Agreement") and has satisfied in full all of its respective liabilities and obligations thereunder due and required to be paid. All of the Material Agreements listed are in full force and effect. The Company and each other party thereto have performed all of the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Material Agreement except where such failures to perform and defaults could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no present expectation or intention of not fully performing all of its obligations under each Material Agreement, and the Principal Shareholders have no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. There exists no actual or to the knowledge of the Principal Shareholders, threatened termination, cancellation or limitation of the business relationship of the Company with any party to any such Material Agreement.

     3.12 LITIGATION.

          3.12.1 There is no action, suit, investigation or proceeding pending against (or to the knowledge of the Principal Shareholders, any basis therefor) or, to the knowledge of the Principal Shareholders, threatened against or affecting, the Company or any of its properties before any court or arbitrator or any Taxing Authority, agency or official. None of the Company, the Principal Shareholders or any director or officer is aware of any facts or circumstances that would cause a reasonable person to believe that any such action, suit, investigation or proceeding will be brought against the Company.

          3.12.2 Except as disclosed on Schedule 3.12.2, no director or officer has been convicted in a criminal proceeding, is a named subject of a criminal proceeding which is presently pending (excluding traffic violations and other minor offenses) or is to the knowledge of such Person the subject of a criminal investigation.

     3.13 COMPLIANCE WITH LAWS AND COURT ORDERS; NO DEFAULTS. The Company is not in violation of, and has not, since the Balance Sheet Date, violated any provisions of any laws, statutes, ordinances, regulations, administrative interpretations, judgements, injunctions, orders, policies or decrees of any court or governmental or administrative authority that are applicable to the Company, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.14 PROPERTIES.

          3.14.1 Except as set forth on Schedule 3.14.1, the Company has good title to, or in the case of leased property has valid leasehold interests in, all personal property and assets (whether tangible or intangible) (other than Company Intellectual Property Assets which is separately discussed under Section 3.16) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for property and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices. The Company has a valid and insurable fee simple title to, or in the case of leased real property has valid leasehold interests in, all real property reflected on the Balance Sheet or acquired after the Balance Sheet Date. None of such property or assets (whether real or personal) is subject to any Liens, except:

               (a) Liens disclosed on the Balance Sheet;

               (b) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet);

               (c) Statutory Liens of landlords for amounts not yet due and payable (and for which adequate accruals or reserves have been established on the Balance Sheet); or

               (d) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for amounts not yet due and payable (and for which adequate accruals or reserves have been established on the Balance Sheet).

               3.14.2 To the knowledge of the Principal Shareholders, there are no developments affecting any such property or assets (whether real or personal) pending or threatened, which might materially detract from the value of such property or assets, or materially interfere with any present use of any such property or assets.

            3.14.3 Except as set forth in Schedule 3.14.3, the plant and equipment owned by the Company has been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted) and are adequate and suitable for their present uses and, in the case of plants, buildings and other structures (including the roof's thereof), are structurally sound.

            3.14.4 Except as disclosed in Schedule 3.14.4, the property and assets owned or leased by the Company, or which it otherwise has the right to use, constitutes all of the property and assets held for use or used in connection with the business of the Company and is generally adequate to conduct such business as currently conducted by the Company.

      3.15  PRODUCTS.

            3.15.1 Schedule 3.15.1 contains a list of all proprietary software developed by the Company and currently sold, licensed or otherwise used by the Company in its business, and any and all enhancements, upgrades, customizations, modifications and maintenance thereof (the "Software"). The Software containing or calling on a calendar function including without limitation, any function indexed to the CPU clock, and any function providing specific dates or days, or calculating spans of dates or days, shall record, store, process, provide, and, where appropriate, insert true and accurate dates and calculations for dates and spans including January 1, 2000.

            3.15.2 Except as set forth on Schedule 3.15.2, the Software and, to the knowledge of the Principal Shareholders, any non-proprietary software used by the Company, is free from significant programming errors and operates in substantial conformity with its user documentation and other descriptions and standards applicable thereto provided by the Company, and the Software does not contain any known virus, timer, clock, counter or other limiting design, instruction or routine, that would erase data, programming or become inoperable or otherwise incapable of being used in the full manner for which it was designed and created nor have the Principal Shareholders been informed that the non-proprietary software has any such problems.

      3.16  INTELLECTUAL PROPERTY.

            3.16.1 Paragraph (a) of Schedule 3.16.1 contains an accurate and complete list of all Schedule 3.16.1 Rights, specifying as to each the nature of such right, any jurisdiction that has issued a registration with respect thereto or in which an application for such a registration is pending, and any applicable registration or application number. Paragraph (b) of Schedule 3.16.1 contains an accurate and complete list of all other Company Intellectual Property Assets that are material to the conduct of the business of the Company as presently conducted or proposed to be conducted. Paragraph (c) of Schedule
3.16.1 contains an accurate and complete list of all licenses, sublicenses, and other agreements as to which the Company is a party and pursuant to which any person other than the Company is authorized to use any Intellectual Property Right or Technology owned by the Company. Paragraph (d) of Schedule 3.16.1 contains an accurate and complete list of all licenses, sublicenses, and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any

Intellectual Property Rights or Technology owned by any third party other than end-user licenses granted to the Company relating to "off the shelf" personal computer software that is generally available on commercially reasonable terms from persons that are unaffiliated with the Company and that is not incorporated into any product marketed, sold, or licensed by, or used in the provision of any service provided by the Company.

          3.16.2 The Company owns or has the right to use, and at Closing will assign and transfer to the Surviving Corporation to the full extent of such ownership or use interest, all the Company Intellectual Property Assets. Upon Closing, each of the Company Intellectual Property Assets will be owned by the Surviving Corporation or will be immediately available for use by the Surviving Corporation on terms and conditions substantially identical to those under which the Company presently uses such Company Intellectual Property Assets, without any affirmative act by the Surviving Corporation or any other person. Such ownership and right to use are free and clear of, and without liability under, all liens and security interests of any person. Except for the breaches and events described in Schedule 3.16.2, no party to any license, sublicense, or agreement listed in Schedule 3.16.2 is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder. Except for licenses listed in Schedule 3.16.2 as royalty-bearing, there are no royalties, honoraria, fees, or other payments payable by the Company to any person by reason of the ownership, use, license, sale, or disposition of any Company Intellectual Property Asset.

          3.16.3 Neither the Company Intellectual Property Assets, nor the conduct the Business as presently conducted or proposed to be conducted by Company, uses or discloses in an unauthorized manner, infringes, or constitutes a misappropriation of any Intellectual Property Right of any person. The
Company: (i) has no knowledge that any Company Intellectual Property Asset is involved in any interference, reexamination, cancellation, or opposition proceeding, or any currently pending or threatened suit, action, or proceeding arising out of a right or claimed right of any person with respect to any Intellectual Property Right; (ii) has not received any oral, written, or other communication that the Company is using or disclosing in an unauthorized manner, infringing, or misappropriating in the conduct of the Business as presently conducted or as proposed to be conducted by the Company the right or claimed right of any person with respect to any Intellectual Property Right;
(iii) has no knowledge that any of the Company Intellectual Property Assets listed in Paragraphs (a) or (b) of Schedule 3.16.1 is being used or disclosed in an unauthorized manner, infringed, or misappropriated by any person; or
(v) except pursuant to a license listed in Paragraph (c) of Schedule 3.16.1, has entered into any agreement to indemnify any person against any charge of unauthorized use or disclosure, infringement, or misappropriation of any Intellectual Property Right. All patents, registered trademarks, service marks, collective marks, certification marks, and registered copyrights listed in Paragraph (a) of Schedule 3.16.1 are valid and in full force and were prosecuted in good faith.

          3.16.4 The Company has taken reasonable steps sufficient to safeguard and maintain the secrecy and confidentiality of and its proprietary rights in all of the Company Intellectual Property Assets not otherwise protected by patents, patent applications, or copyright or trademark law. Without limitation on the generality of the foregoing, the Company has obtained confidentiality and inventions assignment agreements, in one or more forms that have protections and conditions substantially similar in effect to those included in the forms set forth in Schedule 3.16.4, from all of the past and present employees and independent contractors of the Company involved in the creation or development of the Company Intellectual Property Assets. No independent contractor who has performed services related to the Business has (or upon Closing, will have) any right, title, or interest in any Company Intellectual Property Asset.

          3.16.5 Except as listed in Schedule 3.16.5, the Company has not (i) disclosed the source code for any of the software owned by the Company that is used or proposed to be used in the business of the Company (the "Software") or other information relating to the detailed design, structure, or organization of the Software to any person other than past or present employees and independent contractors of the Company; (ii) entered into any agreement requiring the Company to license or otherwise provide future versions, upgrades, or enhancements of the any software in source code form; or (iii) entered into any agreements granting any exclusive right to any Company Intellectual Property Asset.

          3.16.6 The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not breach, violate, or conflict with any agreement governing any Company Intellectual Property Asset, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Intellectual Property Asset, or in any way impair the right of the Surviving Corporation to use or bring any action for the unauthorized use or disclosure, infringement, or misappropriation of any Company Intellectual Property Asset.

          3.16.7 For purposes of this Section 3.16, "use," includes, without limitation, make, have made, reproduce, display or perform (publicly or otherwise), prepare derivative works based on, offer for sale, sell, distribute, import, disclose, license, sublicense, dispose of, and otherwise exploit.

          3.16.8 The Company has entered into non-disclosure agreements with all persons and entities (including, without limitation, employees and customers of the Company) to whom the Company has provided or access to or disclosed the Company's Intellectual Property Rights, under which such parties have agreed to hold such information in confidence and not disclose the same, directly or indirectly, to any person not having authorized access to such information without the express authorization of the Company. The Company has taken all actions reasonably necessary to protect the Company's Intellectual Property Rights.

     3.17 INSURANCE COVERAGE. Schedule 3.17 correctly describes each insurance policy and fidelity bond relating to the assets, business, operations, employees, officers or directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been paid timely and the Company has otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company. The Company does not know of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. Except as disclosed in Schedule 3.17, the Company shall after the Closing continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

     3.18 LICENSES AND PERMITS.

          3.18.1 Schedule 3.18.1 correctly describes each license, franchise, permit or other similar authorization affecting, or relating in any way to, the assets or business of the Company which are material to the Company taken as a whole (the "Permits") together with the name of the government agency or entity issuing such Permit. Except as set forth on the Schedule 3.18.1, such Permits are valid and in full force and effect and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

          3.18.2 The Company has all licenses, franchises, permits or other similar authorizations, and all approvals of governmental or regulatory authorities as are required to operate its business as presently conducted in each state of the Untied States where it is engaged in such activity.

     3.19 INVENTORIES. The Company has no inventory.

     3.20 LOANS, NOTES, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. Schedule 3.20 provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of the Balance Sheet Date. The Company has no accounts receivable. Accounts payable of the Company reflected on the Balance Sheet and all accounts payable arising after the Balance Sheet Date arose, and have arisen, from bona fide transactions.

     3.21 FINDER'S FEES. No investment banker, broker, finder or other intermediary is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     3.22 EMPLOYEES. Schedule 3.22 sets forth a true and complete list of the names, titles, annual salaries and other compensation of all officers of the Company and all other employees of the Company, and none of such employees of the Company has provided notice, written or oral, to the Company or the Principal Shareholders that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within three years after the Closing. No employee of the Company is subject to any secrecy or noncompetition agreement or any agreement or restriction of any kind that would impede in any material way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company as currently operated after the Closing Date. To the Company's and each Principal Shareholder's knowledge after due inquiry, no third party has claimed that any person employed by or affiliated with the Company has violated or may be violating any of the terms or conditions of his past employment, noncompetition or nondisclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

      3.23 LABOR MATTERS. The Company is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, would reasonably be expected to have a Material Adverse Effect. There is no unfair labor practice complaint pending or, to the knowledge of the Principal Shareholders, threatened against the Company before the National Labor Relations Board.

      3.24 ENVIRONMENTAL MATTERS. The Company is no in material violation of any federal, state, or local Environmental Laws applicable to it or its properties, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental Law. No notice or action alleging such violation is pending or, to the Company's knowledge, threatened, and no past or present condition or practice of the businesses conducted by the Company would prevent continued compliance with any Environmental Permits or give rise to any common law or statutory liability or otherwise from the basis of any claim, action or proceeding with respect to the Company involving any Hazardous Substances. To the Company's knowledge, the Company has no Environmental Liability.

      3.25 CERTAIN PRACTICES. To the Knowledge of the Principal Shareholders, neither the Company nor any of its directors, officers or employees has, directly or indirectly, illegally given nor agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction).

      3.26 RECORDS. The minute books, stock certificate books and stock transfer ledgers of the Company are complete and correct in all material respects with respect to the matters set forth therein.

      3.27 NO INDEMNIFICATION LIABILITIES. There are no known existing liabilities that require the Company to indemnify its officers or directors for acts or omissions by such persons acting on behalf of the Company or, except for the Company's Articles of Incorporation and Bylaws, existing agreements to provide indemnification for such liabilities.

      3.28 FULL DISCLOSURE. No representation or warranty of the Company made in this Agreement contains any statement which constitutes an untrue statement of a material fact or fails to state a material fact which was necessary to make the statements or facts contained herein or therein in the light of the circumstances in which they were made not misleading.

                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each of the Shareholders hereby severally represents and warrants to WebGain, as to himself or herself only, as follows:

     4.1 TITLE TO SHARES. Such Shareholder owns the shares of Company Stock set forth opposite its name in column B of Schedule 3.5.1 hereto (which in the aggregate represent all of the issued and outstanding shares of capital stock of the Company) free and clear of any Lien, restriction on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive right, limitations on voting rights or option and has the authority to dispose of such Company Stock pursuant to this Agreement.

     4.2 SHAREHOLDER POWER AND AUTHORITY. Such Shareholder has the power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which such Shareholder is a party. This Agreement has been duly executed and delivered by such Shareholder, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion. Each of the Transaction Documents to which such Shareholder is a party, when executed and delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

     4.3 EFFECT OF AGREEMENT ON THE SHAREHOLDERS. Neither the execution and delivery of this Agreement nor the Transaction Documents to which such Shareholder is a party nor the consummation of the transactions contemplated hereby or thereby will (i) result in the acceleration, breach or termination of, or the creation in any party of the right to accelerate, terminate, modify, cancel or require any notice under, any contract, lease, license, instrument or other arrangement, or other obligation or liability to which such Shareholder is a party or is bound or to which such Shareholder's assets are subject, (ii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to such Shareholder by which any of his or her respective properties or assets is bound or affected, (iv) or result in the creation of any Lien upon the Company Stock or any assets, tangible or intangible, of such Shareholder.

     4.4 LITIGATION. There are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the knowledge of such Shareholder, threatened against such Shareholder, at law, in equity or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, involving the transactions contemplated hereby.

     4.5 SHAREHOLDER AGREEMENTS. Except as set forth on Schedule 4.5, there are no agreements, written or oral, between the Company and such Shareholder or between such Shareholder and other Shareholders, relating to the acquisition (including without limitation rights of first refusal or pre-emptive rights), disposition, registration under the Securities Act, as amended, or voting of the capital stock of the Company.

     4.6  INVESTMENT REPRESENTATIONS.

          4.6.1 Such Shareholder understands and acknowledges that the shares of WebGain's Common Stock to be issued to such Shareholder are being issued in reliance upon the exemption for the registration requirements of the Securities Act afforded by Section 4(2) and/or Regulation D, and that such shares will not be registered under the Securities Act or any state securities or "blue sky" law.

          4.6.2 Except to the extent otherwise provided for in connection with, or otherwise not applicable in light of, the express provisions of any of the Transaction Documents, the shares of WebGain's Common Stock to be issued as consideration pursuant hereto are being acquired by such Shareholder pursuant to the terms and subject to the conditions of this Agreement for such Shareholder's own account and for investment purposes only, and not with a view to any public resale, public distribution or other public offering thereof, in each case within the meaning of the Securities Act or any state securities or "blue sky" law.

          4.6.3 Such Shareholder understands and acknowledges that the shares of WebGain's Common Stock to be issued as consideration pursuant hereto may not be sold or otherwise disposed of, except pursuant to registration under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

          4.6.4 Such Shareholder has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the prospective investment in WebGain's Common Stock, and such Shareholder is able to bear the economic consequences thereof.

          4.6.5 In making the decision to invest in WebGain's Common Stock, such Shareholder has relied upon independent investigations made by such Shareholder and, to the extent believed by such Shareholder to be appropriate, such Shareholder's representative, including such Shareholder's own professional, tax and other advisors, and has not relied upon any representation or warranty from the WebGain or any of its directors, officers, employees, agents, affiliates or representatives with respect to the value of WebGain's Common Stock or the tax consequences of the transactions contemplated by this Agreement or any of the Transaction Documents.

          4.6.6 Such Shareholder and such Shareholder's representative, if any, has been given a full opportunity to examine all documents relating to the transactions contemplated by this Agreement and the Transaction Documents, and to ask questions of, and to receive answers from WebGain and its representatives concerning the terms of the transactions contemplated by this Agreement and each of the Transaction Documents and such other information as such

Shareholder desires in order to evaluate an investment in WebGain's Common Stock and all such questions have been answered to the full satisfaction of such Shareholder.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF WEBGAIN

      WebGain hereby represents and warrants to the Company and the Shareholders as follows:

      5.1 CORPORATE EXISTENCE AND POWER. WebGain is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted by WebGain. WebGain is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualify, individually or in the aggregate, would not have a Material Adverse Effect. WebGain has heretofore delivered to the Company true and complete copies of the Certificate of Incorporation and Bylaws of WebGain as currently in effect.

      5.2 CORPORATE AUTHORIZATION AND AUTHORITY. WebGain has the corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. This Agreement, and the other Transaction Documents to which it is a party, have been duly authorized and approved by all necessary corporate action on the part of WebGain. This Agreement has been duly executed and delivered by WebGain (assuming that it has been duly executed and delivered by the Company and the Shareholders), constitutes a legal, valid and binding obligation of WebGain, enforceable against WebGain in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion. Each of the Transaction Documents to which WebGain is a party, when executed and delivered in accordance with the terms hereof (and assuming that each such Transaction Document has been duly executed and delivered by the other parties thereto), will constitute the legal, valid and binding obligation of WebGain, enforceable against WebGain in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

      5.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by WebGain of this Agreement requires no action by or in respect of, or filing with, any Taxing Authority, agency, or official, except for federal or state securities laws.

      5.4 EFFECT OF AGREEMENT ON WEBGAIN. Neither the execution and delivery of this Agreement nor the Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (i) result in the acceleration, breach or termination of, or the creation in any party of the right to accelerate, terminate, modify, cancel or require any notice under, any contract, lease, license, instrument or other arrangement, or other obligation or liability to which WebGain is a party or is bound or to which WebGain's assets are subject,
(ii) conflict with, violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of WebGain, or (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to WebGain or by which any of their respective properties or assets is bound or affected.

      5.5 CAPITALIZATION.

            5.5.1 The authorized capital stock of the Company consists of (i) two hundred sixty two million four hundred forty three thousand seven hundred (262,443,700) shares of Common Stock, $0.001 par value per share, of which two hundred sixteen million (216,000,000) shares are designated Class A Common Stock and forty six million four hundred forty three thousand seven hundred (46,443,700) shares are designated Class B Common Stock, and (ii) twenty million (20,000,000) shares of Preferred Stock, $0.001 par value per share, all of which are designated Series A Preferred Stock. As of the date of this Agreement, the outstanding capital of the Company consists of (i) thirteen million two hundred nine thousand eight hundred forty eight (13,209,848) shares of Class A Common Stock, (ii) thirty two million eight hundred seventy two thousand (32,872,000) shares of Class B Common Stock, and (iii) eight million four hundred thousand (8,400,000) shares of Series A Preferred Stock. The outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock are duly and validly authorized and issued, fully paid and nonassessable. Except for (A) the conversion privileges of the Series A Preferred Stock and Class B Common Stock, (B) the rights provided in the Registration Rights Agreement (as defined herein) and the Stockholders Agreement (as defined herein), (C) a promissory note convertible into 5,428,300 shares of Class A Common Stock, (D) a promissory note convertible into 13,571,700 shares of Class B Common Stock, (E) a promissory note convertible into 3,600,000 shares of Series A Preferred Stock, (F) currently outstanding options to purchase 5,388,013 shares of Class A Common Stock granted pursuant to WebGain's 2000 Nonqualified Stock Option Plan, (G) currently outstanding options to purchase 14,652,750 shares of Class A Common Stock granted pursuant to WebGain's 2000 Stock Incentive Plan, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or written agreements for the purchase or acquisition from WebGain of any shares of its capital stock.

            5.5.2 The outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom.

      5.6 FINDERS' FEES. Except as previously disclosed by WebGain to the Company, no investment banker, broker, finder or other intermediary is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by WebGain.

      5.7 ISSUANCE OF COMMON STOCK. The shares of WebGain's Common Stock, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration set forth herein, will be duly authorized and validly issued, fully paid and nonassessable.

      5.8 FULL DISCLOSURE. To the knowledge of WebGain, no representation or warranty of WebGain made in this Agreement, nor any written statement furnished to the Principal Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, heretofore furnished to the Principal Shareholders by WebGain, contains or will contain any statement which constitutes an untrue statement of a material fact or fails or will fail to state a material fact which was necessary to make the statements or facts contained herein or therein in the light of the circumstances in which they were made not misleading.

                                   ARTICLE 6
                              TAX REPRESENTATIONS

      The Company and the Principal Shareholders jointly and severally represent and warrant to WebGain as of the date hereof and as of the Closing Date as follows:

      6.1 TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

            6.1.1 TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any addition to tax, fine, penalty or interest), (a) imposed, assessed or collected by or for a Taxing Authority, or (b) payable pursuant to any tax sharing agreement or similar contract.

            6.1.2 TAXING AUTHORITY. "Taxing Authority" shall mean any governmental authority (domestic or foreign) responsible for the imposition of any Tax.

            6.1.3 TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Tax.

      6.2 TAX REPRESENTATIONS AND COVENANTS.

            6.2.1 Except as set forth on Schedule 6.2.1, each Tax required to have been paid, or claimed by any Taxing Authority to be payable, by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Except as set forth on

Schedule 6.2.1, any Tax required to have been withheld or collected by the Company has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Taxing Authority.

          6.2.2 Schedule 6.2.2 accurately identifies all Tax Returns required to be filed by or on behalf of the Company with any Taxing Authority with respect to any taxable period ending on or before the date hereof ("Company Returns"). All Company Returns (i) have been or will be filed when due, and
(ii) have been, or will be when filed, accurately and completely prepared in material compliance with all applicable legal requirements. All amounts shown on the Company Returns to be due on or before the date hereof, and all amounts otherwise payable in connection with the Company Returns on or before the date hereof, have been paid. The Company has delivered to WebGain accurate and complete copies of Company Returns filed by the Company.

          6.2.3 The Company's liability for unpaid Taxes for all periods ending on or before the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes) reported in the Financial Statements. The Company has established in the ordinary course of business reserves for the payment of all Taxes for the period from the date of the Financial Statements through the date hereof and has disclosed the dollar amount of such reserves to WebGain.

          6.2.4 Schedule 6.2 accurately identifies each examination or audit of any Company Return that has been conducted by any Taxing Authority. The Company has delivered to WebGain accurate and complete copies of all audit reports and similar documents relating to Company Returns. Except as set forth on Schedule 6.2.4, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted, and no such extension or waiver has been requested from the Company.

          6.2.5 Except as set forth on Schedule 6.2.5, no claim, audit, examination or other proceeding is pending or to the Company's knowledge has been threatened against or with respect to Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company.

          6.2.6 Except as set forth in Schedule 6.2, the Company is not, and has never been, an "S corporation" within the meaning of Section 1361 of the Code. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. The Company is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any Taxing Authority to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse affect on such compliance. The Company is not a party to a safe harbor lease within the meaning of Section

168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. The Company has not been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the three-year period ending as of the date of this Agreement.

        6.2.7 There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

        6.2.8 All stock options that the Company has treated as incentive stock options under Section 421 of the Code meet the requirements of Section 422 of the Code.

        6.2.9 The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and has not been a United States real property holding corporation within the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        6.2.10 Except as set forth on Schedule 6.2.10, the Company has no net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383, or 384.

        6.2.11 Except as set forth on Schedule 6.2.11, the Company is not liable for Taxes incurred by any individual, trust, corporation, partnership or other entity other than Company, either as a transferee or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, state or local law or regulation. Except as set forth on Schedule 6.2.11, the Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

        6.2.12 Except as set forth on Schedule 6.2.12, the Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes.

        6.2.13 In the Merger, Acquisition Subsidiary will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, amounts paid by Company to dissenters, amounts paid by Company to shareholders who receive cash or other property, Company assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company immediately preceding the Merger will be included as assets of Company held immediately prior to the Merger.

        6.2.14 Company has not sold, transferred or otherwise disposed of assets that would prevent Acquisition Subsidiary from either continuing the historic business of Company or using a significant portion of Company's historic assets in a business following the Merger, both within the meaning of Treasury Regulation Section 1.368-1(d).

          6.2.15 Nothing contained in this Section 6.2 (other than Sections
6.2.13 and 6.2.14) shall be construed as a representation by the Shareholders with respect to the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE 7
                               EMPLOYEE BENEFITS

     The Company and the Principal Shareholders jointly and severally represent, warrant and covenant to WebGain as of the date hereof and as of the Closing Date as follows.

     7.1 EMPLOYEE BENEFITS DEFINITIONS. The following terms, as used herein, shall have the following meanings:

          7.1.1 "Defined Benefit Plan" shall mean either a plan described in
Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code.

          7.1.2 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          7.1.3 "Member of the Controlled Group" shall mean each trade or business, whether or not incorporated, which would be treated as a single employer with the Company under Section 4001 of ERISA or Section 414(b), (c),
(m) or (o) of the Code.

          7.1.4 "Multiemployer Plan" shall mean a plan described in Section 3(37) of ERISA.

     7.2 REPRESENTATIONS AND WARRANTIES REGARDING THE PLANS.

          7.2.1 Schedule 7.2.1 lists (i) all "employee benefit plans" within the meaning of Section 3(3) of ERISA, (ii) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of the Company or Member of the Controlled Group, and (iii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, which the Company or any Member of the Controlled Group maintains, to which any of them contributes, or for which any of them has any obligation or liability (collectively, the "Plans").

          7.2.2 None of the Plans is a Defined Benefit Plan, and neither the Company nor any Member of the Controlled Group has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, a Defined Benefit Plan.

            7.2.3 None of the Plans is a Multiemployer Plan, and neither the Company nor any Member of the Controlled Group has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan.

            7.2.4 The Company does not maintain or contribute to any plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code and
Section 601 through 608 of ERISA.

            7.2.5  Each Plan which is an "employee benefit plan," as defined in
Section 3(3) of ERISA, complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules and regulations currently in effect and applicable to the Plan, including but not limited to ERISA and the Code.

            7.2.6 All reports, forms and other documents required to be filed with any government entity or furnished to employees, former employees or beneficiaries with respect to any Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and furnished and are accurate.

            7.2.7 Each of the Plans that is intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service so to qualify after January 1, 1989, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under Section 501 of the Code. Nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the Plan and its related trust. The Company and each Member of the Controlled Group have timely amended and operated each of the Plans to comply with the Small Business and Job Protection Act of 1996 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.

            7.2.8 All contributions for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been made prior to the Closing Date by the Company.

            7.2.9 All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plan for plan years ending on or before the Closing Date.

            7.2.10 With respect to each Plan.

            (a) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

            (b) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, to the knowledge of the Principal Shareholders, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the Plan;

            (c) neither the Company, nor any fiduciary has any knowledge of any fact that could give rise to any such action or claim; and

            (d) it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by the Company at any time without liability.

            7.2.11 Neither the Company nor any Member of the Controlled Group has any liability or, to the knowledge of the Principal Shareholders, is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA.

            7.2.12 All of the Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA.

            7.2.13 True, correct and complete copies of all documents creating or evidencing any Plan have been delivered to WebGain, and true, correct and complete copies of all reports, forms and other documents required to be filed with any governmental entity or furnished to employees, former employees or beneficiaries (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA, but excluding individual account statements and tax forms) have been delivered to WebGain. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements required to be listed in Schedule 7.12.13.

            7.2.14 All expenses and liabilities relating to all of the Plans have been, and will on the Closing Date be fully and properly accrued on the Company's books and records and disclosed in accordance with generally accepted accounting principles and in Plan financial statements.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

      8.1 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of any other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other parties hereto.

      8.2 EMPLOYMENT AGREEMENTS. On or prior to the Closing, William J. Leler, Philip J. Goward, Kent Laursen and Brian Buckman ("Key Employees") shall have accepted employment with WebGain in accordance with the terms of offer letters previously delivered by WebGain to such Key Employees and, at the Closing, WebGain shall enter into an employment agreements in the form attached hereto as Exhibit D with such Key Employees (the "Employment Agreement").

     8.3 AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT. At the Closing, WebGain, the Shareholders, BEA, WPV, WPEP shall have entered into the Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit E (the "Registration Rights Agreement").

     8.4 AMENDED AND RESTATED STOCKHOLDERS AGREEMENT. At the Closing, WebGain, the Shareholders, BEA Systems, Inc., Warburg Pincus Ventures, L.P., and Warburg Pincus Equity Partners, L.P. shall have entered into the Amended and Restated Stockholders Agreement in the form attached hereto as Exhibit F (the "Stockholders Agreement").

     8.5 CONVERSION OF SERIES A CONVERTIBLE PREFERRED STOCK. On or prior to the Closing, all holders of Series A Convertible Preferred Stock shall have converted their Series A Convertible Preferred Stock into the Company's Common Stock as provided in Section 4.9.5(a)(i) of the Company's Articles of Incorporation.

     8.6  POST CLOSING TAX COVENANTS.

          8.6.1 WebGain will not cause Acquisition Subsidiary to issue any additional shares of stock following the Merger which would result in WebGain losing control of Acquisition Subsidiary within the meaning of Section 368(c) of the Code, if such action would cause the Merger not to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

          8.6.2 WebGain will not: (a) liquidate Acquisition Subsidiary; (b) merge Acquisition Subsidiary with or into another corporation: (c) sell, exchange, transfer or otherwise dispose of any stock of Acquisition Subsidiary except for transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k)(2), or (d) cause Acquisition Subsidiary to sell, exchange, transfer or otherwise dispose of any of its assets or of any assets acquired from Company in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k)(2), if such action would cause the Merger not to qualify as a "reorganization" within the meaning of
Section 368(a) of the Code.

          8.6.3 Following the Merger, WebGain will cause Acquisition Subsidiary to either continue the historic business of Company or use a significant portion of Company's historic business assets in a business, both within the meaning of Treasury Regulation Section 1.368-1(d), unless the failure to continue such historic business or use such historic assets in a business would not adversely affect the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE 9
                               CLOSING DELIVERIES

     9.1 COMPANY AND SHAREHOLDER DELIVERIES AT CLOSING. At the Closing, the Company and Shareholders shall deliver or cause to be delivered to WebGain:

          9.1.1 Stock certificates (with stock powers executed in blank) representing all of the issued and outstanding capital stock of the Company accompanied by a properly completed Letter of Transmittal;

          9.1.2 Certified resolutions of the Company Board of Directors and the holders of 100% of the Company's voting securities authorizing consummation of the transactions contemplated by this Agreement (the "Secretary's Certificate");

          9.1.3 Tax and Secretary of State good standing certificates from the State of Oregon for the Company as of a date not earlier than three (3) business days before the Closing;

          9.1.4 All third-party consents necessary for consummation of the transactions contemplated hereby;

          9.1.5  The Escrow Agreement, executed by the Representative;

          9.1.6 An opinion of its counsel in form and content reasonably acceptable to WebGain and its counsel and containing customary exclusions, exceptions and qualifications;

          9.1.7  The Employment Agreements, executed by all Key Employees;

          9.1.8  The Registration Rights Agreement, executed by the
Shareholders;

          9.1.9  The Stockholders Agreement, executed by the Shareholders;

          9.1.10 Evidence, in form and substance reasonably satisfactory to WebGain and its legal counsel, that all (i) outstanding options and other rights to purchase shares of the Company's capital stock have been (A) cancelled by the Company and the rights thereunder waived by the holders thereof, or (B) exercised by the holders thereof; (ii) all issued and outstanding preferred stock of the Company has been converted to shares of the Company Stock;

          9.1.11 A Certificate, in form and substance reasonably satisfactory to WebGain, evidencing that WebGain is not required to withhold under Section 1445 of the Code with respect to the Merger (the "FIRPTA Certificate");

          9.1.12 Such other documents and instruments as shall be reasonably requested by WebGain to effect the transactions contemplated hereby (such other documents and instruments, together with all documents, certificates and instruments described in Sections 9.1.1-9.1.11 above, collectively, the "Shareholder Closing Deliveries").

     9.2 WEBGAIN DELIVERIES AT CLOSING. At the Closing, WebGain and Acquisition Subsidiary shall deliver or cause to be delivered to the
Shareholders:

          9.2.1  The Stock Consideration minus the Escrow Stock;

          9.2.2  The Cash Consideration minus the Escrow Stock;

          9.2.3 Certified resolutions of the Board of Directors and stockholders of WebGain and the Surviving Corporation authorizing consummation of the transactions contemplated by this Agreement;

          9.2.4  The Escrow Agreement, executed by WebGain;

          9.2.5  The Employment Agreements, executed by WebGain;

          9.2.6  The Registration Rights Agreement, executed by WebGain;

          9.2.7  The Stockholders Agreement, executed by WebGain;

          9.2.8 An opinion of its counsel in form and content reasonably acceptable to the Company and its counsel and containing customary exclusions, exceptions and qualifications;

          9.2.9 Such other documents and instruments as shall be reasonably requested by the Company and the Shareholders to effect the transactions contemplated hereby (such other documents and instruments, together with all documents, certificates and instruments described in Sections 9.2.1-9.2.8 above, collectively, the "WebGain Closing Deliveries").

     9.3  THIRD PARTY DELIVERIES.

          9.3.1 TAX OPINION. The Company shall have received the written opinion of PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn.

          9.3.2 TAX OPINION. WebGain shall have received the written opinion of Morrison & Foerster LLP, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn.

          9.3.3 BEA, WPV and WPEP shall have executed the Registration Rights Agreement; and

          9.3.4  BEA, WPV and WPEP shall have executed the Stockholders
Agreement.

                                   ARTICLE 10
          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

        10.1  SURVIVAL.

                (i) The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive until the one year anniversary of the Closing:

               (ii) notwithstanding Section 10.1(i) above, the covenants, agreements, representations and warranties contained in Articles 6 and 7 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof); and

               (iii) notwithstanding Section 10.1(i) above, the covenant agreements, representations and warranties contained in Sections 3.1, 3.2, 3.5, 4.1, 4.2, 5.1, 5.2 and 5.5.1 shall survive indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. Such notice shall be given in reasonable detail by the party(ies) seeking indemnity and shall be given promptly after such party(ies) become aware of its/their indemnity right; provided, however, the rights of the party(ies) to be indemnified shall not be adversely affected by its/their failure to give notice promptly unless the party(ies) obligated to provide indemnification hereunder is/are prejudiced thereby.

     10.2  INDEMNIFICATION OBLIGATIONS.

          10.2.1 INDEMNIFICATION BY THE SHAREHOLDERS AND THE PRINCIPAL SHAREHOLDERS.

          (a) The Shareholders jointly and severally shall indemnify, defend and hold harmless WebGain and its Affiliates from, against and in respect of any and all claims, damages, losses, deficiencies, liabilities, assessments, judgments, costs, fees and expenses (including reasonable attorneys fees and reasonable expenses) (collectively, "Damages") resulting from, relating to or arising out of (A) any misrepresentation, inaccuracy in or breach of representations or warranties (including any misrepresentation, inaccuracy in or breach of the representations and warranties made under Article 6 hereof, the "Article 6 Indemnification Obligation") of the Company or the Shareholders except for those representations or warranties set forth in Sections 3.1, 3.2, 3.5, 4.1, and 4.2 hereof, (B) any failure to perform, satisfy, or observe or the non-fulfillment of any agreement or covenant on the part of the Company (which failure occurred prior to the Effective Date) or the Shareholders, (C) any Taxes for periods ending on or before the Closing Date (excluding any Taxes resulting from the failure of the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code), and (D) any and all actions, suits, proceedings, demands, assessments, judgments, costs (including reasonable attorneys' fees) and reasonable legal and other reasonable expenses relating to any of the foregoing or to the enforcement of this Section 10.2.1(a) (the
"First Indemnification Obligations"); provided, however, that the share and cash payable to satisfy the First Indemnification Obligations shall be limited to the Escrow Shares and Escrow Cash (as defined in the Escrow Agreement) held by the Escrow Agent pursuant to the Escrow Agreement and valued as set forth in the Escrow Agreement. Notwithstanding the foregoing, the Article 6 Indemnification Obligation shall survive until the expiration of the applicable statute of limitations and shall remain payable by the Shareholders until such date, provided, however, that such Article 6 Indemnification Obligation and the First Indemnification Obligations in the aggregate shall not exceed the Value of the Escrow Fund. The "Value of the Escrow Fund" is equal to the sum of Escrow Cash and the Escrow Share Value (as defined in the Escrow Agreement). Each Shareholder shall only be liable for the portion of the Article 6 Indemnification Obligation not otherwise paid to WebGain pursuant to the Escrow Agreement (if any) as is equal to his respective ownership percentage of the Company as of the Closing as set forth on Schedule 2.1.

          (b) In addition to the First Indemnification Obligations, the Shareholders severally shall indemnify, defend and hold harmless WebGain and its Affiliates from, against and in respect of any Damages resulting from, relating to or arising out of (A) any misrepresentation, inaccuracy in or breach of representations or warranties set forth in Sections 3.1, 3.2, 3.5, 4.1, and 4.2 hereof, (B) any and all actions, suits, proceedings, demands, assessments, judgments, costs (including reasonable attorneys' fees) and reasonable legal and other reasonable expenses relating to any of the foregoing or to the enforcement of this Section 10.2.1(b) (the "Second Indemnification Obligations," together with the First Indemnification Obligations, including the Article 6 Indemnification Obligation, the "Shareholder Indemnification Obligations"); provided, however, (i) with respect to Second Indemnification Obligations relating to Sections 3.1, 3.2 and 3.5, each Shareholder shall only be liable for a portion of such Second Indemnification Obligation equal to his respective ownership percentage of the Company as of the Closing as set forth in Schedule 2.1, and (ii) each Shareholder's aggregate indemnification under the First Indemnification Obligation and the Second Indemnification Obligation shall not exceed the aggregate Consideration received by such Shareholder.

          (c) In addition to the Shareholder Indemnification Obligations, the Principal Shareholders severally shall indemnify, defend and hold harmless WebGain and its Affiliates from, against and in respect of any and all Damages resulting from, relating to or arising out of (A) any misrepresentation, inaccuracy in or breach of representations or warranties made in Section 3.16 hereof; and (B) any and all actions, suits, proceedings, demands, assessments, judgments, costs (including reasonable attorneys' fees) and reasonable legal and other reasonable expenses relating to such misrepresentation, inaccuracy or breach or to the enforcement of this Section 10.2.1(c) (the "Principal Shareholder Indemnification Obligations," together with the Shareholder Indemnification Obligations, the "Indemnification Obligations"); provided, however, (i) with respect to the Principal Shareholder Indemnification Obligations, each Principal Shareholder shall only be liable for a portion of such Principal Shareholder Indemnification Obligation equal to the quotient resulting from dividing (x) the number of shares of Company Stock held by such Principal Shareholder as of the Closing as set forth in Schedule 2.1 by (y) the total number of shares of Company Stock held by the Principal Shareholders as of the Closing as set forth in Schedule 2.1, and (ii) each Principal Shareholder's aggregate indemnification obligation under the First Indemnification Obligations, the Second Indemnification Obligations and the Principal Shareholder Indemnification Obligations shall not exceed the aggregate Consideration received by such Principal Shareholder.

     (d) Subject to Section 10.2.2, the Shareholders, including the Principal Shareholders, may, at their election, pay any Article 6 Indemnification Obligation, Second Indemnification Obligations and/or Principal Shareholder Indemnification Obligations in cash or WebGain Common Stock valued as set forth in the Escrow Agreement.

     (e) Nothing contained in this Section 10.2.1 shall be deemed to limit or restrict in any manner (whether by time, amount, procedure or otherwise) any remedy at law or in equity to which WebGain and its Affiliates may be entitled as a result of actual fraud by the Shareholders or the Company.

     (f) The Indemnification Obligations shall survive the Closing for the period of time as set forth in Section 10.1.

     (g) Any shares of WebGain Common Stock returned in connection with these indemnities shall be valued at the Escrow Share Value as set forth in the Escrow Agreement.

     10.2.2 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Article 10 shall be subject to the following terms:

     (a) No Indemnification Obligation shall be payable until the amount of all such Indemnification Obligations exceeds $100,000 in the aggregate, whereupon the Indemnification Obligations shall be payable for all Damages, in excess of the first $100,000, in accordance with the terms hereof.

     (b) Claims made against the Escrow Fund shall be applied to satisfy Indemnification Obligations in the following order:

          (i) First Indemnification Obligations, including the Article 6 Indemnification Obligation;

          (ii)  Second Indemnification Obligations and then

          (iii) Principal Shareholder Indemnification Obligations.

     (c) Following any application of the Escrow Funds to satisfy the Second Indemnification Obligations and the Principal Shareholder Indemnification Obligations (the "Consideration Indemnification Obligations") as set forth in subsection (b) above, if any Article 6 Indemnification Obligation or Consideration Indemnification Obligations remain unsatisfied, the Shareholders (including the Principal Shareholders) may, at their election, satisfy the Article

6 Indemnification Obligation and the Consideration Indemnification Obligations through (i) the payment of cash or, alternatively, (ii) the return of shares of WebGain Common Stock, provided that the number of shares of WebGain Common Stock being returned when added to all other shares of WebGain Common Stock previously returned in connection with indemnification claims does not exceed an aggregate of 1,500,000 shares of WebGain Common Stock ( this includes, without limitation, any Escrow Shares returned to WebGain pursuant to the Escrow Agreement or thereafter pursuant to an Article 6 Indemnification Obligation).

            (d) Following the return of an aggregate of 1,500,000 shares of WebGain Common Stock (including any Escrow Shares returned to WebGain pursuant to the Escrow Agreement or thereafter pursuant to an Article 6 Indemnification Obligation) to satisfy the Consideration Indemnification Obligations as set forth in subsection (c) above, if any Consideration Indemnification Obligations remain unsatisfied, the Shareholders (including the Principal Shareholders) may satisfy any remaining Consideration Indemnification Obligations through (i) the payment of cash or, alternatively (ii) a return of shares of WebGain Common Stock and cash in a ratio of one dollar of cash per one share of WebGain Common Stock returned or in any other manner subject to obtaining an opinion from WebGain's counsel reasonably acceptable to WebGain that the transaction contemplated by this Agreement will remain a reorganization with the meaning of
Section 368(a) of the Code notwithstanding such payment.

            (e) The parties hereto acknowledge the First Indemnification Obligations, the Article 6 Indemnification Obligation, the Second Indemnification Obligations and the Principal Shareholder Indemnification Obligations are limited as set forth in Sections 10.2.1(a), 10.2.1(b) and 10.2.1(c) above. In the event a Shareholder (including any Principal Shareholder) is unable to remit shares of WebGain Common Stock to satisfy the
Article 6 Indemnification Obligation or the Consideration Indemnification Obligations as set forth in subsections (a), (b), (c) or (d) above (e.g. because such Shareholder has previously sold, transferred, pledged or otherwise disposed of or encumbered such shares), WebGain shall have the right to pursue other assets of such Shareholder for satisfaction of the Consideration Indemnification Obligations; provided, however, that, (i) in no event shall the preceding create liability of any Shareholder (including any Principal Shareholder) to WebGain in excess of the appropriate limitations set forth in Sections 10.2.1(a), 10.2.1(b) and 10.2.1(c); and (ii) WebGain has not taken any direct action intended to preclude (which a reasonable person would conclude was intended to preclude) any Shareholder from remitting his WebGain Common Stock in connection with an Indemnification Obligation hereunder.

            10.2.3 The Shareholders acknowledge that their Indemnification Obligations hereunder relate solely to their capacity as former Shareholders of the Company, and accordingly, such Indemnification Obligations set forth in this Article 10 shall not entitle the Shareholders, or any current or former officer, director or employee of the Company, to any indemnification from the Company under the Company's Articles of Incorporation and Bylaws, this Agreement or any of the Transaction Documents.

            10.2.4 INDEMNIFICATION BY WEBGAIN.

            (a) WebGain shall indemnify, defend and hold harmless the Shareholders from, against and in respect of any and all Damages resulting from, relating to or arising out of any (i) misrepresentation, inaccuracy in or breach of representations or warranties of WebGain except for those representations or warranties set forth in Sections 5.1, 5.2 and 5.5.1; (ii) any failure to perform, satisfy, or observe or the non-fulfillment of any agreement or covenant on the part of WebGain or the Company for any such failure occurring after the Effective Date, or (iii) any and all actions, suits, proceedings, demands, assessments, judgements, costs (including reasonable attorneys' fees) and reasonable legal and other reasonable expenses related to any of the foregoing or to the enforcement of this Section 10.2.4(a); provided that WebGain's indemnification obligation shall not exceed the Value of the Escrow Fund.

            (b) WebGain shall indemnify, defend and hold harmless the Shareholders from, against and in respect of any and all Damages resulting from, relating to or arising out of any (i) misrepresentation, inaccuracy in or breach of representations or warranties set forth in Section 5.1, 5.2 and 5.5.1, or (ii) any and all actions, suits, proceedings, demands, assessments, judgments, costs (including attorneys' fees) and legal and other expenses related to any of the foregoing or to the enforcement of this Section 10.2.4(b); provided that WebGain's indemnification obligation shall not exceed the value of the aggregate Stock Consideration received by all Shareholders (with the Stock Consideration valued as set forth in the Escrow Agreement).

            (c) Nothing contained in this Section 10.2.4 shall be deemed to limit or restrict in any manner (whether by time, amount, procedure or otherwise) any remedy at law or in equity to which the Shareholders may be entitled as a result of actual fraud by WebGain.

            (d) WebGain's indemnification obligations shall survive the Closing for the period of time as set forth in Section 10.1.

            (e) Notwithstanding the foregoing, WebGain's indemnification obligation pursuant to this Section 10.2.4 shall not be payable until the amount of all such indemnification obligations exceeds $100,000 in the aggregate, whereupon such indemnification obligations shall be payable for all Damages, in excess of the first $100,000, in accordance with the terms hereof.

            10.2.5 For purposes of this Article X, all Damages shall be computed net of any tax benefit which reduces the Damages that would otherwise be sustained. All payments of Damages by the Shareholders hereunder shall be treated as a reduction of the value of the Consideration received in connection with the Merger.

      10.3  PROCEDURE FOR INDEMNIFICATION.

            10.3.1 For purposes of this Agreement, (i) the term "Indemnifying Party" shall mean the Shareholders if WebGain is seeking indemnification hereunder and shall mean WebGain if the Shareholders are seeking indemnification hereunder and (ii) the term "Indemnified Party" shall mean WebGain if WebGain is seeking indemnification hereunder and shall mean the Shareholders if the Shareholders are seeking indemnification hereunder.

          10.3.2 If the Indemnified Party determines to seek indemnification under this Article X with respect to an Indemnification Obligation resulting from the assertion of liability by a third party, it or he shall give notice to the Indemnifying Party promptly after the Indemnified Party's becoming aware of any such Indemnification Obligation which notice shall set forth such material information with respect to such Indemnification Obligation as is then reasonably available to the Indemnified Party, including the amount of the alleged Damages. If any such liability is asserted against the Indemnified Party and the Indemnified Party notifies the Indemnifying Party of such liability in the manner set forth in this Section 10.3.2, the Indemnifying Party shall be entitled, if it so elects by written notice delivered to the Indemnified Party (to WebGain if WebGain is the Indemnified Party and to the Shareholders if they are the Indemnified Party) within thirty (30) calendar days after receiving the Indemnified Party's notice, to assume the defense of such asserted liability with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be payable by the Indemnified Party. With respect to any assertion of liability by a third party that results in an Indemnification Obligation, the Indemnified Party and the Indemnifying Party shall make available to each other all relevant information in their possession which is material to any such assertion.

          10.3.3 In the event that the Indemnifying Party fails to assume the defense of the Indemnified Party against any such Indemnification Obligation within thirty (30) days after receipt of the Indemnified Party's notice of such Indemnification Obligation the Indemnified Party shall have the right to assume the defense of such asserted liability with counsel reasonably satisfactory to the Indemnifying Party. In no event shall the Indemnified Party or the Indemnifying Party settle any third party claim which is the subject of a proper written claim for indemnification hereunder without the written consent of the other, which consent shall not be unreasonably withheld or delayed.


                                   ARTICLE 11
                                 MISCELLANEOUS

     11.1 ANNOUNCEMENTS. The Company and WebGain agree that neither shall make any press releases or other public announcements regarding this Agreement without each other's prior written consent, which consent shall not be unreasonably withheld.

     11.2 AMENDMENT. Subject to applicable law, this Agreement may only be amended or supplemented by written agreement of the WebGain and the holders of greater than 50% of WebGain Common Stock issued pursuant to this Agreement.

     11.3 WAIVER OF COMPLIANCE. Any failure of the Company, on the one hand, or WebGain, on the other, to comply with any provision of this Agreement may be expressly waived in writing by WebGain or the Company, respectively, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

     11.4 EXPENSES. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, brokers, finders, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     11.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of each party contained herein shall not be deemed waived or otherwise affected by any investigation made by or on behalf of the other party and such representations and warranties shall survive the Closing and the consummation of the Merger contemplated hereby as provided in
Article 10. All statements contained in this Agreement, the Company Disclosure Schedule, the Secretary's Certificate, or the FIRPTA Certificate or documents required to be delivered pursuant to the representations and warranties shall be deemed representations or warranties, as the case may be (as such terms are used in this Agreement), of the party making such statements.

     11.6 NOTICES. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed as follows:

               To Company at:

               ZAT, Inc.
               618 NW Davis
               Portland, OR 97209
               Attn: William Leler

               With a copy to:

               Venture Counsel, P.C.
               1230 Southwest First Avenue
               Suite 250
               Portland, OR 97204-3234
               Attn: David Clarke

               To Shareholders at:

               172 E. 75th Street
               New York, NY 10021-3228
               Attn: Ian Ross

               To WebGain at:

               WebGain, Inc.
               20300 Stevens Creek Boulevard
               Cupertino, CA 95014
               Attn: Joseph Menard

               With a copy to:

               Morrison & Foerster LLP
               755 Page Mill Road
               Palo Alto, California 94304-1018
               Attn: Cori M. Allen, Esq.


     Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

     11.7 ASSIGNMENT; SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement. Any purported assignment, transfer, or delegation in violation of this Section shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity not a party to this Agreement.

     11.8 GOVERNING LAW. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the internal law of the State of California.

     11.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.10 HEADINGS. The headings of the Sections and Articles of this Agreement and Table of Contents are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

     11.11 ENTIRE AGREEMENT. The parties intend that the terms of this Agreement, including the Company Disclosure Schedule and other documents referred to herein, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

     11.12 PERFORMANCE BY WEBGAIN. WebGain shall cause Acquisition Subsidiary to perform all of its covenants and obligations hereunder.

     11.13 SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other Persons, places, and circumstances shall remain in full force and effect.

     11.14 RULES OF CONSTRUCTION. The parties acknowledge that each party has read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

     11.15 ADDITIONAL DOCUMENTS. Each of the parties agree, without further consideration, to execute and deliver such other and take such further action as may be reasonably required to effectuate the provisions of this Agreement.

     11.16 DISPUTE RESOLUTION. Any dispute, controversy or claim between the parties relating to, or arising out of or in connection with, this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only by binding arbitration pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"), subject to the following:

          11.16.1 The arbitration shall take place in Santa Clara County, California.

          11.16.2 There shall be one arbitrator, who shall be selected under the normal procedures prescribed in the Rules.

            11.16.3 Subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

            11.16.4 At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

            11.16.5 The arbitrators' decision shall be writing, shall be binding and final and may be entered and enforced in any court of competent jurisdiction.

            11.16.6 No party shall be eligible to receive, and the arbitrators shall not have the authority to award, exemplary or punitive damages.

            11.16.7 Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrators and the American Arbitration Association.

            11.16.8 The arbitrators shall not have the power to amend this Agreement.

      11.17 EXHIBITS. All Exhibits attached hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

      11.18 CERTAIN DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the respective meanings ascribed to such terms in this Section:

            (a) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no party to this Agreement shall be deemed to be an Affiliate of any other party to this Agreement (including, without limitation, the Company) solely by reason of its ownership of Company Stock.

            (b) "Balance Sheet" means the balance sheet of the Company as of March 31, 2000.

            (c)   "Balance Sheet Date" means March 31, 2000.

            (d)   "Closing Date" means the date of Closing.

            (e)   "Company Intellectual Property Assets" shall mean (i) all
Schedule 3.16.1 Rights; and (ii) any other Intellectual Property Rights and Technology that are used, (or proposed to be used) in the business of the Company or necessary to conduct the business to the same extent and in substantially the same manner as presently conducted and as presently proposed by the Company to be conducted.

            (f) "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, now in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          (g) "Environmental Liabilities" means any and all liabilities of or relating to the Company (including any entity which is, in whole or in part, a predecessor of the Company), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (a) arise under or relate to matters covered by Environmental Laws and (b) relate to actions occurring or conditions existing on or prior to the Closing Date.

          (g) "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of governmental authorities relating to or required by Environmental Laws and necessary or proper for the business of the Company as currently conducted.

          (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulation promulgated thereunder.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (k) "GAAP" means generally accepted accounting principles, consistently applied.

          (l) "Hazardous Substances" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

          (m) "Immediate Family Member" means, with respect to any Person, such Person's spouse, parents, children and siblings.

          (n) "Independent Investors" shall mean any Person other than BEA, WPV or WPEP.

          (o) "Intellectual Property Right" means any intellectual property rights, including, without limitation, patent applications, copyrights, copyright registrations, applications for copyright registrations, mask works, mask work registrations, applications for mask work registrations, trade secrets, trademarks, service marks, collective marks, certification marks, registrations therefor and applications for registrations therefor, trade names, and trade dress.

          (p) "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     (q) "Material Adverse Effect" means any material adverse change in, or material adverse effect on, the business, assets, prospects, results of operations, value or financial or other condition of the Company, or any event or circumstance that would likely prevent, hinder or materially delay the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents.

     (r) "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     (s) "Principal Shareholders" means individually and jointly William J. Leler and Philip J. Goward.

     (t) "Schedule 3.16.1 Rights" shall mean all patents, patent applications, registered and unregistered trademarks, service marks, collective marks, and certification marks, and applications for registration therefor, copyright registrations, applications for copyright registrations, mask work registrations, and applications for mask work registrations that are owned by the Company.

     (u) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     (v) "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

     (w) "Technology" shall mean any algorithms, confidential or proprietary information or data, designs, discoveries, domain names, formulae, ideas, inventions, know-how, logos, methods, models, names, processes, research, software, techniques, technology, works of authorship, and general intangibles of like nature, whether patentable or unpatentable and whether or not reduced to practice.

     (x) "Transaction Documents" means this Agreement, the Stockholders Agreement, the Registration Rights Agreement, and the Escrow Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                               ZAT ACQUISITION CORPORATION

By: /s/ WM LELER                        By:
   --------------------------              -------------------------------
   Name: WM Leler                          Name:
   Title: President                        Title:

WEBGAIN, INC.                           SHAREHOLDERS

By:
   --------------------------           -------------------------------
   Name:                                DAVID R. CLARKE
   Title:

PRINCIPAL SHAREHOLDERS                  -------------------------------
                                        DAVID SHAPIRO

                                        -------------------------------
/s/ WILLIAM J. LELER                    IAN ROSS
-----------------------------
WILLIAM J. LELER

                                        -------------------------------
                                        THOMAS R. MYERS
-----------------------------
PHILIP J. GOWARD
                                        -------------------------------
                                        GARRY WIEGAND

                                        The Philip E. Garrison 1996 Revocable
                                        Trust Dtd. 11/19/96

                                        -------------------------------
                                        ____________________, Trustee


                                        -------------------------------
                                        KENT LAURSEN

                                        -------------------------------
                                        JOSH PORTWAY

                                        -------------------------------
                                        GERALD WLUKA

                                        -------------------------------
                                        BRIAN BUCKNAM


AGREEMENT AND PLAN OF MERGER
Signature Page

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                                ZAT ACQUISITION CORPORATION

By:                                      By: /s/ JOSEPH H. MENARD
   --------------------------------         -----------------------------------
   Name:                                    Name: Joseph H. Menard
   Title:                                   Title: President

WEBGAIN, INC.                            SHAREHOLDERS

By: /s/ JOSEPH H. MENARD
   --------------------------------      --------------------------------------
   Name: Joseph H. Menard                DAVID R. CLARKE
   Title: CEO, President

PRINCIPAL SHAREHOLDERS                   --------------------------------------
                                         DAVID SHAPIRO

-----------------------------------      --------------------------------------
WILLIAM J. LELER                         IAN ROSS

-----------------------------------      --------------------------------------
PHILIP J. GOWARD                         THOMAS R. MYERS

                                         --------------------------------------
                                         GARRY WIEGAND

                                         The Philip E. Garrison 1996 Revocable
                                         Trust Dtd. 11/19/96

                                         --------------------------------------
                                         -------------------, Trustee

                                         --------------------------------------
                                         KENT LAURSEN


                                         --------------------------------------
                                         JOSH PORTWAY

                                         --------------------------------------
                                         GERALD WLUKA

                                         --------------------------------------
                                         BRIAN BUCKNAM

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                                 ZAT ACQUISITION CORPORATION

By:                                       By:
  -------------------------------------      --------------------------------
  Name:                                      Name:
  Title:                                     Title:


WEBGAIN, INC.                             SHAREHOLDERS

By:
  -------------------------------------   --------------------------------------
  Name:                                   DAVID R. CLARKE
  Title:

PRINCIPAL SHAREHOLDERS                    --------------------------------------
                                          DAVID SHAPIRO


                                          --------------------------------------
                                          IAN ROSS

---------------------------------------
WILLIAM J. LELER
                                          --------------------------------------
                                          THOMAS R. MYERS

/s/ PHILIP J. GOWARD
---------------------------------------
PHILIP J. GOWARD                          --------------------------------------
                                          GARRY WIEGAND

                                          The Philip E. Garrison 1996 Revocable
                                          Trust Dtd. 11/19/96

                                          --------------------------------------

                                                                       , Trustee
                                          -----------------------------


                                          --------------------------------------
                                          KENT LAURSEN

                                          --------------------------------------
                                          JOSH PORTWAY

                                          --------------------------------------
                                          GERALD WLUKA

                                          --------------------------------------
                                          BRIAN BUCKNAM

AGREEMENT AND PLAN OF MERGER
Signature Page

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                                 ZAT ACQUISITION CORPORATION

By:                                       By:
  -------------------------------------      --------------------------------
  Name:                                      Name:
  Title:                                     Title:


WEBGAIN, INC.                             SHAREHOLDERS

By:                                       /s/ DAVID R. CLARKE
  -------------------------------------   --------------------------------------
  Name:                                   DAVID R. CLARKE
  Title:

PRINCIPAL SHAREHOLDERS                    --------------------------------------
                                          DAVID SHAPIRO


                                          --------------------------------------
                                          IAN ROSS

---------------------------------------
WILLIAM J. LELER
                                          --------------------------------------
                                          THOMAS R. MYERS


---------------------------------------
PHILIP J. GOWARD                          --------------------------------------
                                          GARRY WIEGAND

                                          The Philip E. Garrison 1996 Revocable
                                          Trust Dtd. 11/19/96

                                          --------------------------------------

                                                                       , Trustee
                                          -----------------------------


                                          --------------------------------------
                                          KENT LAURSEN

                                          --------------------------------------
                                          JOSH PORTWAY

                                          --------------------------------------
                                          GERALD WLUKA

                                          --------------------------------------
                                          BRIAN BUCKNAM

AGREEMENT AND PLAN OF MERGER
Signature Page

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                                 ZAT ACQUISITION CORPORATION

By:                                       By:
  -------------------------------------      --------------------------------
  Name:                                      Name:
  Title:                                     Title:


WEBGAIN, INC.                             SHAREHOLDERS

By:
  -------------------------------------   --------------------------------------
  Name:                                   DAVID R. CLARKE
  Title:
                                          /s/ DAVID SHAPIRO
PRINCIPAL SHAREHOLDERS                    --------------------------------------
                                          DAVID SHAPIRO


                                          --------------------------------------
                                          IAN ROSS

---------------------------------------
WILLIAM J. LELER
                                          --------------------------------------
                                          THOMAS R. MYERS


---------------------------------------
PHILIP J. GOWARD                          --------------------------------------
                                          GARRY WIEGAND

                                          The Philip E. Garrison 1996 Revocable
                                          Trust Dtd. 11/19/96

                                          --------------------------------------

                                                                       , Trustee
                                          -----------------------------


                                          --------------------------------------
                                          KENT LAURSEN

                                          --------------------------------------
                                          JOSH PORTWAY

                                          --------------------------------------
                                          GERALD WLUKA

                                          --------------------------------------

AGREEMENT AND PLAN OF MERGER
Signature Page

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                                 ZAT ACQUISITION CORPORATION

By:                                       By:
  -------------------------------------      --------------------------------
  Name:                                      Name:
  Title:                                     Title:


WEBGAIN, INC.                             SHAREHOLDERS

By:
  -------------------------------------   --------------------------------------
  Name:                                   DAVID R. CLARKE
  Title:

PRINCIPAL SHAREHOLDERS                    --------------------------------------
                                          DAVID SHAPIRO

                                          /s/ IAN ROSS
                                          --------------------------------------
                                          IAN ROSS

---------------------------------------
WILLIAM J. LELER
                                          --------------------------------------
                                          THOMAS R. MYERS

---------------------------------------
PHILIP J. GOWARD                          --------------------------------------
                                          GARRY WIEGAND

                                          The Philip E. Garrison 1996 Revocable
                                          Trust Dtd. 11/19/96

                                          --------------------------------------

                                                                       , Trustee
                                          -----------------------------


                                          --------------------------------------
                                          KENT LAURSEN

                                          --------------------------------------
                                          JOSH PORTWAY

                                          --------------------------------------
                                          GERALD WLUKA

                                          --------------------------------------
                                          BRIAN BUCKNAM

AGREEMENT AND PLAN OF MERGER
Signature Page

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                                 ZAT ACQUISITION CORPORATION

By:                                       By:
  -------------------------------------      --------------------------------
  Name:                                      Name:
  Title:                                     Title:


WEBGAIN, INC.                             SHAREHOLDERS

By:
  -------------------------------------   --------------------------------------
  Name:                                   DAVID R. CLARKE
  Title:

PRINCIPAL SHAREHOLDERS                    --------------------------------------
                                          DAVID SHAPIRO


                                          --------------------------------------
                                          IAN ROSS

---------------------------------------
WILLIAM J. LELER                          /s/ THOMAS R. MYERS
                                          --------------------------------------
                                          THOMAS R. MYERS



---------------------------------------
PHILIP J. GOWARD                          --------------------------------------
                                          GARRY WIEGAND

                                          The Philip E. Garrison 1996 Revocable
                                          Trust Dtd. 11/19/96

                                          --------------------------------------

                                                                       , Trustee
                                          -----------------------------


                                          --------------------------------------
                                          KENT LAURSEN

                                          --------------------------------------
                                          JOSH PORTWAY

                                          --------------------------------------
                                          GERALD WLUKA

                                          --------------------------------------
                                          BRIAN BUCKNAM

AGREEMENT AND PLAN OF MERGER
Signature Page

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                                 ZAT ACQUISITION CORPORATION

By:                                       By:
  -------------------------------------      --------------------------------
  Name:                                      Name:
  Title:                                     Title:


WEBGAIN, INC.                             SHAREHOLDERS

By:
  -------------------------------------   --------------------------------------
  Name:                                   DAVID R. CLARKE
  Title:

PRINCIPAL SHAREHOLDERS                    --------------------------------------
                                          DAVID SHAPIRO


                                          --------------------------------------
                                          IAN ROSS

---------------------------------------
WILLIAM J. LELER
                                          --------------------------------------
                                          THOMAS R. MYERS


---------------------------------------
PHILIP J. GOWARD                          /s/ GARRY WIEGAND
                                          --------------------------------------
                                          GARRY WIEGAND

                                          The Philip E. Garrison 1996 Revocable
                                          Trust Dtd. 11/19/96

                                          --------------------------------------

                                                                       , Trustee
                                          -----------------------------


                                          --------------------------------------
                                          KENT LAURSEN

                                          --------------------------------------
                                          JOSH PORTWAY

                                          --------------------------------------
                                          GERALD WLUKA

                                          --------------------------------------
                                          BRIAN BUCKNAM

AGREEMENT AND PLAN OF MERGER
Signature Page

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                                 ZAT ACQUISITION CORPORATION

By:                                       By:
  -------------------------------------      --------------------------------
  Name:                                      Name:
  Title:                                     Title:


WEBGAIN, INC.                             SHAREHOLDERS

By:
  -------------------------------------   --------------------------------------
  Name:                                   DAVID R. CLARKE
  Title:

PRINCIPAL SHAREHOLDERS                    --------------------------------------
                                          DAVID SHAPIRO


                                          --------------------------------------
                                          IAN ROSS

---------------------------------------
WILLIAM J. LELER
                                          --------------------------------------
                                          THOMAS R. MYERS

---------------------------------------
PHILIP J. GOWARD

                                          GARRY WIEGAND
                                          --------------------------------------

                                          The Philip E. Garrison 1996 Revocable
                                          Trust Dtd. 11/19/96

                                          /s/ PHILIP E. GARRISON
                                          --------------------------------------
                                          Phillip E. Garrison, Trustee
                                          --------------------

                                          --------------------------------------
                                          KENT LAURSEN

                                          --------------------------------------
                                          JOSH PORTWAY

                                          --------------------------------------
                                          GERALD WLUKA

                                          --------------------------------------

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                                 ZAT ACQUISITION CORPORATION

By:                                       By:
  -------------------------------------      --------------------------------
  Name:                                      Name:
  Title:                                     Title:


WEBGAIN, INC.                             SHAREHOLDERS

By:
  -------------------------------------   --------------------------------------
  Name:                                   DAVID R. CLARKE
  Title:

PRINCIPAL SHAREHOLDERS                    --------------------------------------
                                          DAVID SHAPIRO


                                          --------------------------------------
                                          IAN ROSS

---------------------------------------
WILLIAM J. LELER
                                          --------------------------------------
                                          THOMAS R. MYERS

---------------------------------------
PHILIP J. GOWARD
                                          --------------------------------------
                                          GARRY WIEGAND

                                          The Philip E. Garrison 1996 Revocable
                                          Trust Dtd. 11/19/96

                                          --------------------------------------

                                                                       , Trustee
                                          -----------------------------

                                          /s/ KENT LAURSEN
                                          --------------------------------------
                                          KENT LAURSEN

                                          --------------------------------------
                                          JOSH PORTWAY

                                          --------------------------------------
                                          GERALD WLUKA

                                          --------------------------------------
                                          BRIAN BUCKNAM

AGREEMENT AND PLAN OF MERGER
Signature Page

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                                 ZAT ACQUISITION CORPORATION

By:                                       By:
  -------------------------------------      --------------------------------
  Name:                                      Name:
  Title:                                     Title:


WEBGAIN, INC.                             SHAREHOLDERS

By:
  -------------------------------------   --------------------------------------
  Name:                                   DAVID R. CLARKE
  Title:

PRINCIPAL SHAREHOLDERS                    --------------------------------------
                                          DAVID SHAPIRO


                                          --------------------------------------
                                          IAN ROSS

---------------------------------------
WILLIAM J. LELER
                                          --------------------------------------
                                          THOMAS R. MYERS

---------------------------------------
PHILIP J. GOWARD

                                          --------------------------------------
                                          GARRY WIEGAND

                                          The Philip E. Garrison 1996 Revocable
                                          Trust Dtd. 11/19/96

                                          --------------------------------------

                                                                       , Trustee
                                          -----------------------------


                                          --------------------------------------
                                          KENT LAURSEN

                                          /s/ JOSH PORTWAY
                                          --------------------------------------
                                          JOSH PORTWAY

                                          --------------------------------------
                                          GERALD WLUKA

                                          --------------------------------------

AGREEMENT AND PLAN OF MERGER
Signature Page

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                                 ZAT ACQUISITION CORPORATION

By:                                       By:
  -------------------------------------      --------------------------------
  Name:                                      Name:
  Title:                                     Title:


WEBGAIN, INC.                             SHAREHOLDERS

By:
  -------------------------------------   --------------------------------------
  Name:                                   DAVID R. CLARKE
  Title:

PRINCIPAL SHAREHOLDERS                    --------------------------------------
                                          DAVID SHAPIRO


                                          --------------------------------------
                                          IAN ROSS

---------------------------------------
WILLIAM J. LELER
                                          --------------------------------------
                                          THOMAS R. MYERS

---------------------------------------
PHILIP J. GOWARD

                                          --------------------------------------
                                          GARRY WIEGAND

                                          The Philip E. Garrison 1996 Revocable
                                          Trust Dtd. 11/19/96

                                          --------------------------------------

                                                                       , Trustee
                                          -----------------------------


                                          --------------------------------------
                                          KENT LAURSEN

                                          --------------------------------------
                                          JOSH PORTWAY

                                          /s/ GERALD WLUKA
                                          --------------------------------------
                                          GERALD WLUKA

                                          --------------------------------------
                                          BRIAN BUCKNAM

AGREEMENT AND PLAN OF MERGER
Signature Page

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

ZAT, INC.                                 ZAT ACQUISITION CORPORATION

By:                                       By:
  -------------------------------------      --------------------------------
  Name:                                      Name:
  Title:                                     Title:


WEBGAIN, INC.                             SHAREHOLDERS

By:
  -------------------------------------   --------------------------------------
  Name:                                   DAVID R. CLARKE
  Title:

PRINCIPAL SHAREHOLDERS                    --------------------------------------
                                          DAVID SHAPIRO


                                          --------------------------------------
                                          IAN ROSS

---------------------------------------
WILLIAM J. LELER
                                          --------------------------------------
                                          THOMAS R. MYERS

---------------------------------------
PHILIP J. GOWARD

                                          --------------------------------------
                                          GARRY WIEGAND

                                          The Philip E. Garrison 1996 Revocable
                                          Trust Dtd. 11/19/96

                                          --------------------------------------

                                                                       , Trustee
                                          -----------------------------


                                          --------------------------------------
                                          KENT LAURSEN

                                          --------------------------------------
                                          JOSH PORTWAY

                                          --------------------------------------
                                          GERALD WLUKA

                                          /s/ BRIAN BUCKNAM
                                          --------------------------------------
                                          BRIAN BUCKNAM

AGREEMENT AND PLAN OF MERGER
Signature Page

                        LIST OF SCHEDULES AND EXHIBITS*

SCHEDULE                                          NAME
--------                                          ----
Schedule 2.1                  Consideration to Shareholders of the Company
Schedule 3.3                  Governmental Authorization
Schedule 3.4                  Effect of Agreement on the Company
Schedule 3.5.1                List of Shareholders
Schedule 3.5.2                Outstanding Warrants and Options
Schedule 3.6                  Subsidiaries
Schedule 3.7                  Financial Statements
Schedule 3.8                  Absence of Certain Changes
Schedule 3.9                  No Undisclosed Liabilities
Schedule 3.10                 Related Party Transactions
Schedule 3.11.1               Material Agreements
Schedule 3.12.2               Litigation
Schedule 3.14.1               Properties
Schedule 3.14.3               Plant and Equipment
Schedule 3.14.4               Property and Assets
Schedule 3.15.1               Proprietary Software
Schedule 3.15.2               Software Errors
Schedule 3.16.1               Schedule 3.16.1 Rights
Schedule 3.16.2               Breaches of Default; Royalties
Schedule 3.16.4               Confidentiality and Inventions
                              Assignment Agreements
Schedule 3.16.5               Source Code
Schedule 3.17                 Insurance
Schedule 3.18.1               Licenses and Permits
Schedule 3.20                 Loans, Notes, Accounts Receivable and
                              Accounts Payable
Schedule 3.22                 Employees
Schedule 4.5                  Shareholder Agreements
Schedule 5.3                  Government Authorization
Schedule 5.4                  Effect of Agreement on WebGain
Schedule 6.2.1                Taxes
Schedule 6.2.2                Tax Returns
Schedule 6.2.4                Completed Audits
Schedule 6.2.5                Pending Audits
Schedule 6.2.10               Net Operating Losses

Schedule 6.2.11               Other Taxes
Schedule 6.2.12               Partnership Taxes
Schedule 7.2.1                Plans

EXHIBIT                                         NAME
-------                                         ----
Exhibit A-1                   Certificate of Merger
Exhibit A-2                   Agreement of Merger
Exhibit B                     Letter of Transmittal
Exhibit C                     Form of Escrow Agreement
Exhibit D                     Form of Employment Agreement
Exhibit E                     Form of Amended and Restated Registration
                              Rights Agreement
Exhibit F                     Form of Amended and Restated
                              Stockholders Agreement

*Omitted Schedules and Exhibits will be furnished supplementally to the Commission upon request.

                                       47